UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 9, 2012

BLACKSANDS PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-51427	20-1740044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering, Suite 250, Houston, Texas 77057
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 554-4490

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2012, Blacksands Petroleum, Inc. (the “Company”) entered into a second allonge (the “Allonge”) to the promissory note dated November 19, 2010 and amended by the first allonge dated September 27, 2011 (the “Note”) issued by the Company to Silver Bullet Property Holdings SDN BHD (the “Investor”).  Pursuant to the Allonge, the maturity date of the Note was amended from May 1, 2013 to May 1, 2014.  In addition, the Investor agreed to loan the Company an additional $500,000 on or before April 25, 2012.

In addition, the Company granted the Investor 9% of the net proceeds (the “NPI”) received by the Company from the sale or divestment of the oil and gas mineral leases in the Apclark Field that are subject to a security agreement between the Company and the Investor, dated September 27, 2011.  If the Company repays the Note and all accrued interest on or before May 1, 2013, the NPI will be reduced to 4.5%.  The total amount of the NPI is capped at 25% of the total principal and interest owed on the Note.

ITEM 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Allonge to Promissory Note, dated as of April 9, 2012, by and between Blacksands Petroleum, Inc. and Silver Bullet Property Holdings SDN BHD

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: May 1, 2012	BY:	/s/ DONALD GIANNATTASIO
Donald Giannattasio Chief Financial Officer

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